UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2022

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Background.

This Amendment to Form 8-K filed November 2, 2022 notifies investors that our transfer agent, having received medallioned paperwork, has officially canceled 150,000 Series B Preferred Shares (convertible into 150,000,000 common shares) previously issued to a consultant for retention and incentives. We have noted this action in our records alongside the cancelation of 50,000,000 common stock purchase warrants also issued for retention and incentives to the consultant. The cancelations reduce our diluted shares outstanding by 200,000,000.

FOMO CORP. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

On November 2, 2022, a former consultant agreed to return to us one hundred fifty thousand (150,000) incentive Series B Preferred shares of FOMO, convertible into one hundred fifty million (150,000,000) common shares of FOMO, and cancel fifty million (50,000,000) incentive FOMO common stock purchase warrants, with a three-year expiration and $0.001 cashless exercise price. The shares and warrants were issued on September 9, 2021. The return and cancelation when completed by our Transfer Agent will reduce FOMO’s diluted shares outstanding by two hundred million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: December 8, 2022	By:	/s/ Vikram Grover
Vikram Grover